Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Securities and Exchange Commission
Washington, D.C. 20549
We consent to the incorporation by reference in this Registration Statement on the Form S-3 of Omni Bio Pharmaceutical, Inc. of our report dated February 28, 2009, relating to our audit of the financial statements as of March 31, 2008 and for the period from February 26, 2006 (inception) through March 31, 2008 appearing in the Registration Statement.
We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.
/s/ Cordovano and Honeck LLP
Englewood, Colorado
June 29, 2011